As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-xxxx

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYNAMOTIVE ENERGY SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	None
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

230-1700 West 75th Avenue, Vancouver, British Columbia, V6P 6G2
(Address of Principal Executive Offices)          (Zip Code)

DynaMotive Energy Systems Corporation 1993 Stock Option Plan
(Full Title of the Plan)

Robert A. Kingston
Chief Executive Officer
DynaMotive Energy Systems Corporation
1655 N. Fort Myer Drive, S-702, Arlington, VA 22209
(Name and Address of Agent for Service)

(703) 248-2612
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	22,098,367 shares	$1.08	$23,866,236	$732.69

(1)

Includes an indeterminate number of shares of DynaMotive Energy Systems Corporation Common Stock (“Common Stock”) that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low sales prices of the Common Stock as reported on the over-the-counter bulletin board market on June 28, 2007.

          This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the DynaMotive Energy Systems Corporation (the “Company”, “Registrant” or “DynaMotive”) 1993 Stock Option Plan (the “Plan”) is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (File Nos. 333-110369) filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”) on November 10, 2003 as amended on November 21, 2003 is hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents which have heretofore been filed by DynaMotive with the Commission pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006; and

(b)

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed by the Company on February 27, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by DynaMotive under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement. For clarity, this incorporation by reference does not include any report that is “furnished to” and not “filed with” the Commission, such as current reports on Form 6-K.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel

          Not applicable.

Item 6. Indemnification of Directors and Officers

The officers and directors of DynaMotive are indemnified as provided by the British Columbia Business Corporations Act (the “BC Corporations Act”) and the Articles of DynaMotive.

The BC Corporations Act provides that a company, with the approval of the court, may indemnify a person who is a director or former director of the company, or as a director or former director of a corporation of which the person is or was a shareholder and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil or criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if:

(a)      the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and;

(b)      in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing the person’s conduct was lawful.

The Articles of the Company provide that, subject to the provisions of the BC Corporations Act, the Company shall indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Company on the terms of the indemnity contained in the Articles.

The Articles of the Company also provide that, subject to any restrictions in the BC Corporations Act, the Company may agree to indemnify and may indemnify any person (including an eligible party defined in the Articles to mean an individual who (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company, or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company. In addition, the Company may advance expenses to an eligible party to the extent permitted by and in accordance with the BC Corporations Act, and subject to the provisions of the BC Corporations Act, the failure of a director or officer of the Company to comply with the BC Corporations Act or the Company’s Articles does not, of itself, invalidate any indemnity to which he or she is entitled under the indemnification provisions of the Articles.

Item 7. Exemption from Registration Claimed

          Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	1993 Stock Option Plan (1)
5.1	Legal Opinion of Lang Michener LLP (1)
23.1	Consent of Independent Chartered Accountants – BDO Dunwoody LLP (1)
23.3	Consent of Lang Michener LLP(2)
24.1	Power of Attorney (Included in Signature Page)

(1)	Filed as an exhibit to this registration statement on Form S-8.
(2)	Included in Exhibit 5.1.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable) each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 29, 2007.

DynaMotive Energy Systems Corporation

By:	/s/ R. Andrew Kingston
Robert Andrew Kingston
President and Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Robert Andrew Kingston his true and lawful attorneys-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2007.

Signatures	Title

/s/ R. Andrew Kingston
R. Andrew Kingston	President, Chief Executive Officer and Director

/s/ Richard Chen-Hsing Lin
Richard Chen-Hsing Lin	Chairman, President, Operations China and Director

/s/ Curtin Winsor Jr., Ph.D.
Curtin Winsor Jr., Ph.D.	Director

/s/ Shing-Cheng Hong
Shing-Cheng Hong	Director

/s/ Desmond Radlein, Ph.D.
Desmond Radlein, Ph.D.	Director

/s/ Chih-Lin Chu
Chih-Lin Chu	Director

/s/ George J. Terwilliger III
George J. Terwilliger III	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on this 29 day of June, 2007.

By:	/s/ R. Andrew Kingston
/s/ R. Andrew Kingston
Name: R. Andrew Kingston
Title: President & CEO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	1993 Stock Option Plan (1)
5.1	Legal Opinion of Lang Michener LLP (1)
23.1	Consent of Independent Chartered Accountants – BDO Dunwoody LLP (1)
23.3	Consent of Lang Michener LLP(2)
24.1	Power of Attorney (Included in Signature Page)

(1)	Filed as an exhibit to this registration statement on Form S-8.
(2)	Included in Exhibit 5.1.